                                                                  EXHIBIT 99.15

                      MORTGAGE, ASSIGNMENT OF PRODUCTION,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

     THIS MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "MORTGAGE") entered into as of the effective time and date hereinafter stated the (the "EFFECTIVE DATE") by and between WATTENBERG RESOURCES LAND, L.L.C., a Delaware limited liability company with an address for notice hereunder of c/o David G. Stolfa, 3300 South Columbine Circle, Englewood, Colorado 80110 ("MORTGAGOR") and THE CHASE MANHATTAN BANK, N.A., a national banking association with offices and banking quarters at 1 Chase Manhattan Plaza, New York, New York 10005, ("CHASE") individually and as agent ("AGENT") for the banks now or hereafter signatory to the Credit Agreement hereinafter defined and their successors and assigns (each bank individually called "BANK" and collectively called the "BANKS", with the Agent acting on behalf of the Banks hereunder referred to as "MORTGAGEE").

                              W I T N E S S E T H:

                                       I

     To secure payment of the Indebtedness (as hereinafter defined) and the performance of the covenants and obligations herein contained and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid by Mortgagee to Mortgagor and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which is hereby acknowledged, Mortgagor does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER and CONVEY unto Mortgagee and its successors and assigns, for the use and benefit of the Banks, the following described real and personal property, rights, titles, interests and estates (collectively called the "MORTGAGED PROPERTY"), to-wit:

          (a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates which are described on Exhibit A attached hereto or are otherwise described herein (collectively called the "HYDROCARBON PROPERTY") and specifically but without limitation the undivided interests of Mortgagor which are more particularly described on Exhibit B.

          (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Hydrocarbon Property; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Property; (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage and on Exhibit C or which relate to any of the Hydrocarbon Property or interests in the Hydrocarbon Property described or referred to herein or on Exhibits A or B or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Hydrocarbon Property or interests; and (iv) the Hydrocarbon Property described on Exhibit A and covered by this Mortgage even though Mortgagor's interests therein be incorrectly described or a description of a part or all of such Hydrocarbon Property or Mortgagor's interests therein be omitted; it being intended by Mortgagor and Banks herein to cover and affect hereby all interests which Mortgagor may now own or may hereafter acquire in and to the Hydrocarbon Property and lands described on Exhibit A notwithstanding that the interests as specified on Exhibit B may be limited to particular lands, specified depths or particular types of property interests.

          (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "HYDROCARBONS") in and under and which may be produced and saved from or attributable to the Hydrocarbon Property, the lands covered thereby and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Property, the lands covered thereby and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage and including specifically but without limitation all liens and security interests in such Hydrocarbons securing payment of proceeds resulting from the sale of Hydrocarbons.

          (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Property, rights, titles, interests and estates described or referred to in paragraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Mortgagor.

          (e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Mortgagee is hereby authorized to receive the same at any time as additional security hereunder.

          (f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Hydrocarbon Property rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as hereinafter defined) to which any of the Hydrocarbon Property rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Hydrocarbon Property rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests or estates.

          (g) All accounts, contract rights, inventory and general intangibles constituting a part of, relating to or arising out of those portions of the Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Mortgaged Property.

     Any fractions or percentages specified on Exhibit B in referring to Mortgagor's interests are solely for purposes of the warranties made by Mortgagor pursuant to paragraph (a) of Section III hereof and shall in no manner limit the quantum of interest affected by this Section I with respect to any Hydrocarbon Property or with respect to any unit or well identified on said Exhibit B.

     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and to its successors and assigns forever to secure the payment of the Indebtedness (hereinafter defined) and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.

                                       II

     This Mortgage is executed and delivered by Mortgagor to secure and enforce the Indebtedness described below:

          (a) any and all indebtedness, obligations and liabilities incurred by Mortgagor pursuant to the Credit Agreement dated as of March 26, 1996, (such Credit Agreement, together with all amendments thereto from time to time entered into, collectively called the "CREDIT AGREEMENT"), including without limitation, those certain promissory notes which have been or may be executed by Mortgagor payable to the order of the Banks and being in the aggregate principal amount of $24,000,000 with final maturity on or before June 30, 2004 and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "NOTES").

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

          (b) payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and Mortgagee or any of the Banks.

          (c) payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and Mortgagee or any of the Banks.

     The term "INDEBTEDNESS" as used herein shall mean and include the Notes and all other indebtedness described, referred to or mentioned in paragraphs (a) through (c), inclusive, of this Section II.

                                      III

     Mortgagor hereby represents, warrants and covenants as follows:

          (a) To the extent of the undivided interests specified on Exhibit B, Mortgagor has good and marketable title to and is possessed of the Mortgaged Property; the Mortgaged Property is free of any and all liens, encumbrances, security interests, contracts, agreements, preferential purchase rights, unitization agreements or unitization orders or other restrictions or limitations of any nature or kind (collectively called the "ENCUMBRANCES") except those Encumbrances which may be permitted by the Credit Agreement or specified herein or on Exhibit A; that Mortgagor's ownership of the Hydrocarbon Property and the undivided interests therein as specified on Exhibit B will, after giving full effect to all Encumbrances, afford Mortgagor not less than those net interests in the production from or which is allocated to such Hydrocarbon Property as specified on Exhibit B; Mortgagor has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey and grant a security interest in all of the Mortgaged Property all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or person whomsoever or whatsoever; all rentals and royalties due and payable in accordance with the terms of any leases or subleases comprising a part of the Hydrocarbon Property have been duly paid or provided for and all leases or subleases comprising a part of the Hydrocarbon Property are in full force and effect; none of the Encumbrances include any "take or pay," gas balancing or other similar provisions in accordance with which Hydrocarbons have been or may be produced and delivered without Mortgagor then or thereafter receiving full payment therefor and no gas imbalances presently exist; except as otherwise disclosed by Mortgagor to Mortgagee in writing, none of the Mortgaged Property is subject to any contractual or other arrangement whereby payment for production therefrom is to be deferred for a substantial period of time after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days); none of the Mortgaged Property is subject to a contractual or other arrangement for the sale of oil production which cannot be canceled on 90 days (or less) notice; none of the Mortgaged Property is subject to a gas sales contract which contains terms which are not customary in the industry; none of the Mortgaged Property is subject at present to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

          (b) Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the lien created hereby so long as any of the Indebtedness secured hereby remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, Mortgagor agrees it will immediately defend against such adverse claim or take appropriate action to remove such cloud at Mortgagor's cost and expense, and Mortgagor further agrees that the Mortgagee may take such other action as they deem advisable to protect and preserve its interests in the Mortgaged Property, and in such event Mortgagor will indemnify the Mortgagee against any and all cost, attorney's fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud. Such

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     obligation of Mortgagor shall be payable on demand and shall bear interest from the date of demand until paid at the POST-DEFAULT RATE as defined in the Credit Agreement. Except for sales of Hydrocarbons as and when produced and in the ordinary course of Mortgagor's business or as may be otherwise provided for in writing, Mortgagor will not sell, convey or in any manner dispose of the Mortgaged Property or any portion thereof without first securing the written consent of the Mortgagee. Mortgagor will not enter into any arrangement with any gas pipeline company or other consumer of Hydrocarbons comprising a part of the Mortgaged Property pursuant to which such gas pipeline company or consumer may setoff any claim against Mortgagor by withholding payment for Hydrocarbons actually delivered.

          (c) This Mortgage is, and always will be kept, a direct first lien and security interest upon the Mortgaged Property subject only to the Encumbrances permitted by the Credit Agreement or specified herein or on Exhibit A and Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or charge prior or junior to or on a parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom, except as permitted in the Credit Agreement, and Mortgagor will, from time to time, pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed upon the Mortgaged Property or any part thereof, or upon or arising from any of the rents, issues, revenues, profits and other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons or other minerals therefrom, or the operation and development thereof; provided, that the foregoing covenant shall be suspended so long as the amount, applicability or validity of any such charges is being diligently contested in good faith by appropriate proceedings and if Mortgagor shall have set up reserves therefor which are adequate under generally accepted accounting principles. Mortgagor will not change its name or identity or change the location of its chief executive office or its chief place of business or the place where it keeps its books and records concerning the Mortgaged Property (including, particularly, the proceeds from the sale of Hydrocarbons) without notifying Mortgagee of such change in writing at least (30) days prior to the effective date of such change.

          (d) Mortgagor will at its own expense do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency all of the Mortgaged Property, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained.

          (e) Mortgagor will promptly pay and discharge all rentals, delay rentals, royalties and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, subleases, contracts and agreements described or referred to herein or affecting Mortgagor's interests in the Mortgaged Property, and will do all other things necessary to keep unimpaired Mortgagor's rights with respect thereto and prevent any forfeiture thereof or default thereunder. The Mortgaged Property (and properties unitized therewith) has been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Property and other contracts and agreements forming a part of the Mortgaged Property; specifically in this connection, (i) after the Effective Date no Mortgaged property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Effective Date and (ii) none of the wells comprising a part of the Mortgaged Property (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Mortgaged Property (or, in the case of wells located on properties unitized therewith, such unitized properties). Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable proration and conservation

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

     laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals therefrom. Mortgagor will do or cause to be done such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the practices of prudent operators in the Denver-Julesberg Basin, including all to be done that may be appropriate to protect from diminution the productive capacity of the Mortgaged Property and each producing well thereon including, without limitation, cleaning out and reconditioning each well from time to time, plugging and completing at a different level each such well, drilling a substitute well to conform to changed spacing regulations an to protect the Mortgaged Property against drainage whenever and as often as is necessary.

          (f) Mortgagor will maintain insurance pursuant to Section 8.03 of the Credit Agreement.

          (g) Mortgagor will permit the Mortgagee and its agents to visit and inspect any of the Mortgaged Property, to examine the books of account of Mortgagor and to discuss the affairs, finances or accounts of Mortgagor, and to be advised as to the same by any officer or employee or Mortgagor, all at such reasonable times or intervals the Mortgagee may desire.

          (h) Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by the Mortgagee to carry out more effectively the purposes of this Mortgage and to subject to the lien created hereby any properties, rights and interests covered or intended to be covered hereby.

          (i) Mortgagor will maintain its existence as a limited liability company and will maintain and procure all necessary franchises and permits to the end that it shall be and will continue to be a limited liability company in good standing in the State of Delaware and duly qualified to do business in any other state in which the Mortgaged Property is situated with full power and authority to own and operate the Mortgaged Property as contemplated herein until this Mortgage shall have been fully satisfied.

          (j) If any tax is levied or assessed against the Indebtedness described herein or any part thereof, or against this Mortgage, or against the Banks with respect to the Indebtedness or any part thereof or this Mortgage, Mortgagor shall promptly pay the same.

          (k) All or portions of the Mortgaged Property may be comprised of interests in the Hydrocarbon Property which are other than working interests or which may be operated by a party or parties other than Mortgagor and with respect to all or any such Hydrocarbon Property as may be comprised of interests other than working interests or which may be operated by parties other than Mortgagor, Mortgagor's covenants as expressed in this Section III are modified to require that Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Hydrocarbon Property.

          (l) Mortgagor agrees to indemnify the Mortgagee and the Banks against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (all hereinafter in this paragraph (l) being called the "claims") made against or incurred by the Mortgagee or the Banks or any of them as a consequence of the assertion either before or after the payment in full of all Indebtedness, that they or any of them received Hydrocarbons or the proceeds thereof claimed by third persons, and the Mortgagee and the Banks shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with a reasonably indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. Mortgagor will indemnify and pay to the Mortgagee or the Banks any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Mortgagee or the Banks or any to them. The obligations of the Mortgagor as hereinabove set forth in this paragraph (l) shall survive the release of this Mortgage. After receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if indemnification in respect thereof by the Mortgagor is to be required under this paragraph, notify the Mortgagor of the commencement thereof, but the omission so to notify the

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     Mortgagor will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise. In case any such action is brought against any indemnified party and the indemnified party notifies the Mortgagor of the commencement thereof, the Mortgagor will be entitled to participate therein and to the extent that the Mortgagor may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to the Mortgagor).

          (m) Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, the Mortgagee in Mortgagor's name or its own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by the Mortgagee and any money so paid by the Mortgagee shall be a demand obligation owing by Mortgagor to the Mortgagee and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to holders of the Indebtedness and/or the Mortgagee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence, which gives rise to such amount being owed to the Mortgagee until paid at the Post-Default Rate, and all such amounts together with such interest thereon shall be a part of the Indebtedness and shall be secured by this Mortgage.

          (n) To the best of its knowledge, Mortgagor has not violated any provisions of any Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commission and Land Offices of the various jurisdictions having authority over the Mortgaged Property) with respect to the Mortgaged Property, and all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications have been made with respect to the Mortgaged Property, and all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by Mortgagor or others respecting said Mortgaged Property or production therefrom) required under said laws and regulations with respect to all of the Mortgaged Property or production therefrom have been received by Mortgagor or any other appropriate Person. Said rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certification contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

                                       IV

     (a) An EVENT OF DEFAULT as defined in Section 10 of the Credit Agreement shall be an Event of Default hereunder. Upon the occurrence of any such Event of Default, Mortgagee may, by written notice mailed to Mortgagor, postage prepaid, addressed to Mortgagor at its address set forth in the recitals hereof or at such other address as Mortgagor may furnish to Mortgagee in writing, declare the Indebtedness to be due and payable whereupon the Indebtedness shall become immediately due and payable without notice of any kind. All costs and expenses (including attorneys' fees) incurred by the Mortgagee or the Banks in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor and shall draw interest at the Post-Default Rate and shall constitute a portion of the indebtedness secured hereby and shall have the benefit of the lien hereby created.

     (b) If the Notes or any of the Indebtedness shall become due and payable, and Mortgagor shall not promptly pay the same, the Mortgagee shall have the right and option to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by the provisions of Articles 37, 38 and 39 of Title 38, Colo. Rev. Stat., as such Articles may be amended from time to time, or as otherwise required by law, or, in the absence of requirements, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where any part of the Mortgaged Property located in the State of Colorado is situated in more than one county, notices as above provided shall be posted and filed in all such counties, and all such Mortgaged Property may be sold in any such county and such notice shall designate the county where such Mortgaged Property is to be sold. The affidavit of any person having knowledge of the facts to the effect that such notice was completed shall be prima facie evidence of the fact of notice. In the event any sale hereunder is not completed or is defective in the opinion of the Mortgagee, such sale shall not exhaust the power of sale hereunder, and the Mortgagee shall have the right to cause a subsequent sale or sales to be made. Upon receipt of the sale price in the case of a third party purchase or upon the crediting of the Indebtedness to the sales price if the purchaser is one of the Banks, the Mortgagee is hereby authorized, empowered and directed to make due conveyance to the purchaser or purchasers, with general warranty binding upon Mortgagor and the heirs, successors and assigns of Mortgagor. The right of sale hereunder shall not be exhausted by one or more such sales, and the Mortgagee may make other and successive sales until all of the Mortgaged Property be legally sold or the Notes and all of the Indebtedness shall have been paid. Mortgagor hereby irrevocably appoints the Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Mortgagee or any public officer acting under execution or order of court to have physically present or constructively in his possession any of the Mortgaged Property, and Mortgagor hereby agrees to deliver all of such personal property to the purchasers at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. Recitals contained in any conveyance made by the Mortgagee to any purchaser at any sale made pursuant hereto shall conclusively establish the truth and accuracy of the matters therein treated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, or the interest accrued on, the Notes or any of the Indebtedness after the same has become due and payable, advertisement and conduct of such sale in the manner provided herein and appointment of any successor trustee hereunder. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers, its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof. The Mortgagee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary to incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee, its successor or substitute. If Mortgagee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute conducting the sale.

     (c) If the Notes or any of the Indebtedness shall become due and payable and shall not be promptly paid, the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from the date of making such advance by the Mortgagee until paid at the Post-Default Rate. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from date of expenditure until paid at the Post-Default Rate, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and by any other instrument securing the Indebtedness. In connection with any action taken by the Mortgagee pursuant to this paragraph (c), the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of the Mortgagee in administering, managing, operating or controlling the Mortgaged Property unless such loss is caused by its own willful misconduct, bad faith or gross negligence, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred by the Mortgagee by reason of this Mortgage or the exercise of rights or remedies hereunder; should the Mortgagee make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from the date expended until paid at the Post-Default Rate, shall be a part of the Indebtedness and shall be secured by this Mortgage and any other instrument securing the secured indebtedness. Mortgagor hereby assents to, ratifies and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this paragraph (c).

     (d) Every right, power and remedy herein given to the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     (e) Any sale or sales of the Mortgaged Property or any part thereof, whether under the power of sale herein granted and conferred or under and by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, its successors and assigns; and Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold. The proceeds of any sale of the Mortgaged Property or any part thereof and all other moneys received by the Mortgagee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied as provided in the Credit Agreement. The Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Indebtedness secured hereby, in whole or in part, and in such portions and in such order as may seem best to the Mortgagee in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created by this Mortgage. Mortgagor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety or in parcels. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

                                       V

     (a) Mortgagor has absolutely and unconditionally assigned, transferred, and conveyed, and does hereby absolutely and unconditionally assign, transfer and convey unto Mortgagee, its successors and assigns, for the benefit of the Banks, all of the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as "take or pay" payments or settlements. The Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Banks, free and clear to the Banks of all taxes (other than production taxes), charges, costs, and expenses; and all such revenues and proceeds shall be paid directly to the Mortgagee, at its banking quarters in New York, New York with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by the Mortgagee or any party in order to have said proceeds and revenues so paid to the Mortgagee. The Mortgagee is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or the Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Indebtedness, when received, regardless of the maturity of any of the Indebtedness, or any installment thereof; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. The Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Mortgagee shall have the right, at the Bank's election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Banks, and/or Mortgagor, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby agrees to indemnify the Banks against all claims, actions, liabilities, judgments, costs, charges and attorneys' fees made against or incurred by them based on the assertion that the Banks have received funds from the production of Hydrocarbons claimed by third persons either before or after the payment in full of the Indebtedness. The Banks shall have the right to defend against any such claims, actions and judgments, employing its attorneys therefor, and if the Banks are not furnished with reasonable indemnity, they shall have the right to compromise and adjust any such claims, actions and judgments. Mortgagor agrees to indemnify and pay to the Banks any and all such claims, judgments, costs, charges and attorney's fees as may be paid in any judgments, release or discharge thereof or as may be adjudged against the Banks. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Post-Default Rate. Mortgagor hereby appoints Mortgagee as its attorney-in-fact to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the rights granted to Mortgagee and/or Mortgagee in Section I(c) of this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Mortgagee in this paragraph, being coupled with an interest, shall be irrevocable so long as the Indebtedness or any part thereof remains unpaid.

     (b) Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Notes and all other Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

     (c) To further secure the Indebtedness, Mortgagor hereby grants to the Mortgagee for the benefit of the Banks a security interest in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, accounts, contract rights, general intangibles, inventory, Hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the applicable Uniform Commercial Code, including the proceeds and products from any and all of such personal property. Upon the happening of any of the Events of Default, the Banks are and shall be entitled to all of the rights, powers and remedies afforded a secured party by the applicable Uniform Commercial Code with reference to the personal property and fixtures in which the Banks have been granted a security interest herein, or the Mortgagee may proceed as to both the real and personal property covered hereby in accordance with rights and remedies granted under this Mortgage in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Mortgagee or the Banks under any other provision of this Mortgage or under any other instrument executed in connection with or as security for the Notes or any of the Indebtedness. Written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of any part of the Mortgaged Property which is personal property subject to the provisions of the Uniform Commercial Code, or prior to the date after which private sale of any such part of the Mortgaged property will be made, shall constitute reasonable notice.

     (d) Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on Exhibit A; (ii) the security interests created hereby under applicable provisions of the Uniform Commercial Code or one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons (minerals including oil and gas) or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (iii) this Mortgage is to be filed or record in the real estate records as a financing statement, and (iv) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

                                       VI

     (a) If all Indebtedness secured hereby shall be paid and the commitments of the Banks under the Credit Agreement canceled, this Mortgage shall become null and void and the Mortgaged Property shall revert to Mortgagor, and the Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

     (b) If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee and the Banks in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

     (c) This Mortgage may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the lien hereof and the purposes and agreements herein set forth.

     (d) The term "Mortgagor" as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage. The number and gender of pronouns used in referring to Mortgagor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage as Mortgagor. The term "Bank" as used herein shall mean and include any legal owner, holder, assignee or pledgee of any of the Indebtedness secured hereby. The terms used to designate Mortgagee, Bank(s) and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

     (e) To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by the Banks at Mortgagor's request, and the Banks shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by the Banks, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

     (f) This Mortgage is made with full substitution and subrogation of the Mortgagee and its successors and assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

     (g) The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

     (h) If any of the terms or provisions hereof or of any note or other evidence of the Indebtedness secured hereby is susceptible of being construed as binding or obligating Mortgagor or any other person or concern obligated, either primarily or conditionally, for the payment of any Indebtedness secured hereby, under any circumstances or contingencies whatsoever, to pay interest in excess of that authorized by law, it is agreed that such terms or provisions are a mistake in calculation or wording and, notwithstanding the same, it is expressly agreed that neither Mortgagor nor any other person or concern obligated in any manner on any such Indebtedness shall ever be required or obligated under the terms hereof or under the terms of any such note, or other evidence of any of the Indebtedness or otherwise, to pay interest in excess of that authorized by law. It is the intention of the parties hereto to conform strictly to the usury laws now in force in the State of New York, applicable Federal law and the law of any other jurisdiction which may be applicable. In furtherance thereof, such persons stipulate and agree that none of the terms and provisions hereof or any note or other evidence of the Indebtedness secured hereby shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. The Banks expressly disavow any intention to charge or collect unearned interest or finance charges in the event the maturity of any Indebtedness is accelerated. If (a) the maturity of any Indebtedness is accelerated for any reason, (b) any Indebtedness is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any holder of any or all of the Indebtedness shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Indebtedness to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Indebtedness or, at such holder's option, promptly returned to the Mortgagor or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Banks and Mortgagor (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Indebtedness in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

     (i) In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of the Mortgaged Property or any part thereof.

     (j) This Mortgage may be executed in several counterparts, all of which are to be identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     WITNESS THE EXECUTION HEREOF, as of this 26th day of March, 1996 (the "EFFECTIVE DATE").

                                            MORTGAGOR:

                                            WATTENBERG RESOURCES LAND, L.L.C.

                                            By its Manager, David G. Stolfa

                                            ------------------------------------

The name and address of the Debtor
(Mortgagor) is:

     WATTENBERG RESOURCES LAND,
     L.L.C.
     3300 South Columbine Circle
     Englewood, Colorado 80110
     Federal I.D. No. 84-1338601

The name and address of the Secured
Party
(Mortgagee) is:
     THE CHASE MANHATTAN BANK, N.A.,
     as Agent
     1 Chase Manhattan Plaza
     New York, New York 10005
     Federal I.D. No. 13-2633613

THE STATE OF COLORADO       )
COUNTY OF DENVER            )

     The foregoing instrument was acknowledged before me on March 26, 1996 by David G. Stolfa, Manager of Wattenberg Resources Land, L.L.C., a Delaware limited liability company, on behalf of such company.

                                            ------------------------------------
                                            Notary Public in and for the State
                                            of Colorado

                                            Printed Name:
                                            ------------------------------------

                                            My Commission Expires:

                                            ------------------------------------

                                   EXHIBIT C

1. Purchase and Sale Agreement dated effective March 29, 1996 among HS Resources, Inc. ("HSR"), Orion Acquisition, Inc. and Mortgagor.

2. Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment and Reversion Interest dated effective March 29, 1996 from HSR to Mortgagor.

3.  Management Agreement dated effective March 29, 1996 between HSR and
    Mortgagor.

4.  Option Agreement dated effective March 29, 1996 between HSR and Mortgagor.

5.  [Swap Agreement]